UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 12, 2006
Date of Report (Date of earliest event reported)

HOMELAND SECURITY NETWORK, INC.
(Exact name of Company as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 N. Coit Road, Suite 1200 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

(214) 618-6400
(Company's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(1)
On September 12, 2006, Homeland Security Network, Inc. (the “Company”), entered into an Investment Agreement with eFund Cap Fund II, LP (“eFund”) of Long Beach, California to provide an Equity Line of Credit for the Company. The Investment Agreement may include without limitation, attached schedules, representations, warranties and exceptions, evidence of the approval of the transaction by the Company’s board of directors, and other matters, and representations and warranties with respect to the transaction. The Agreement provides a commitment by eFund to purchase up to $5,000,000 of the Company’s common stock over a three (3) year period after a registration statement, to be filed with the U.S. Securities and Exchange Commission (“SEC”), has been declared effective. The Company will use these funds to further implement their business plan which will include acquisitions, technology upgrades and expansion of its marketing efforts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Description

10.1	Investment Agreement between eFund Small Cap Fund II, LP and Homeland Security Network, Inc.

10.2	Registration Rights Agreement between eFund Capital Partners, LLC and Homeland Security Network, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND SECURITY NETWORK, INC.

Date: September 14, 2006	By:	/s/ Peter Ubaldi
Peter Ubaldi
President